Exhibit 99.1

For further information, contact:
Dr. Robert B. Harris
President/CEO, CBI
Phone: 800 735 9224
Fax: 804 648 2641

Commonwealth Biotechnologies, Inc. Announces $ 2.0 Million of New Business Contracts

Focus in Core Competency Areas

RICHMOND, VA (August 12, 2004). Commonwealth Biotechnologies, Inc. (NASDAQ SmallCap Market: CBTE), is pleased to announce new contract work in two of its core business areas, bio-defense and clinical lab trial support. The new contracts total nearly $2.0 million and are with government and private sector clients.

CBI is continuing to build its bio-defense contract portfolio. Its newest contract, valued at $1.2 million, is of a classified nature and represents the fourth year of continuous funding from this particular sponsor. In the course of the new program, CBI is expected to develop novel reagents which can be used for detection of select agent pathogens. Work on this eighteen-month program has already begun. In addition, CBI is pleased to announce that one of its long-term customers has increased its commitment to CBI in terms of its standing purchase order for miscellaneous services, including DNA sequence analysis and cell viability studies.

Under the terms of yet another of its new contracts, CBI will conduct molecular assays on DNA extracted from samples taken from a two-year human clinical trial. The trial is meant to assess the usefulness of the molecular screening assays for the presence of particular genetic markers. The assay itself was developed by CBI under an already completed contract to one of its customers. The clinical trial samples are expected to start arriving at CBI by the end of August and over the course of two years, CBI expects to analyze more than 3,600 patient samples.

“CBI is rapidly growing its clinical trial lab support capabilities,” said Tom Reynolds, Executive Vice President. “ In this regard, our best clients are those who ask us to do the necessary development work in anticipation of a clinical trial. This latest contract for analysis of human clinical samples reflects the culmination of the development process.”

“Since January, 2004, CBI has announced over $6.8 million in new contracts”, added Robert B. Harris, President and CEO, “and virtually all these contracts have been in our core competency areas of bio-defense, comprehensive private sector contracts, and clinical trial lab support. Management’s continuing objective is to build a stable revenue base for operation of the Company and from that perspective, because some of the announced contract work will carry-forward into 2005 and beyond, CBI is already enhancing its future financial position.”

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About CBI

Founded in 1992, CBI is located at 601 Biotech Drive, Richmond, VA 23235 (1-800-735-9224). CBI has provided comprehensive research and development services to more than 2,800 private, government, and academic customers in the global biotechnology industry. For more information, visit CBI on the web at www.cbi-biotech.com.

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Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in the Company’s filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. No statement herein should be considered an offer of any securities. Readers are cautioned not to place undo reliance on these forward-looking statements, which speak only as the date hereof. Specifically, there can be no guarantee that CBI will continue to see positive trends in financial performance. In addition, there can be no guarantee that CBI will compete effectively for additional contracts or realize all the anticipated revenue from the contracts which have been announced. A number of factors, including customer demand, industry trends, armed conflict, and terrorist activities, could alter these trends referenced herein. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.